Exhibit 3.1(b)

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

EQUISTAR CHEMICALS, LP

The undersigned, desiring to amend the Certificate of Limited Partnership of Equistar Chemicals, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Equistar Chemicals, LP.

SECOND: Article 3 of the Certificate of Limited Partnership is amended and restated to read:

3. The name and business address of each of the General Partners is:

Lyondell Petrochemical G.P. Inc.

1221 McKinney, Suite 700

Houston, Texas 77010

Millennium Petrochemicals GP LLC

Meadowood II Shopping Center

2644 Capitol Trail, Suite B-1

Newark, Delaware 19711

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 31st day of October, 2002.

Lyondell Petrochemical G.P. Inc. (General Partner)		Millennium Petrochemicals GP LLC (General Partner)

By:	/s/ Gerald A. O’Brien	By:	/s/ C. William Carmean
	Name: Gerald A. O’Brien		Name: C. William Carmean
	Title: Vice President, General Counsel		Title: Senior Vice President